EXHIBIT 24b

       CERTIFIED RESOLUTIONS OF THE BOARD OF DIRECTORS

     The undersigned, Laurel L. Grammig, hereby certifies that she is the duly elected, qualified and acting Secretary of Brown & Brown, Inc., a Florida corporation (the
"Company"), and that the following resolutions were adopted by the Board of Directors of the Company by unanimous written consent dated as of February 28, 2000:

          RESOLVED, that the February 23, 2000 draft of the Company's 1999 Annual Report on Form 10-K submitted to the Directors is hereby approved in form and substance, subject to any revisions, additions, deletions or insertions deemed necessary or appropriate by Laurel L. Grammig, the Company's Vice President, Secretary and General
     Counsel, and that the Chief Executive Officer and the Chief Financial Officer are hereby authorized to sign the Form 10-K on behalf of the Company, either personally or through a power of attorney, and to cause the Form 10-K to be filed with the Securities and Exchange Commission in accordance with the rules promulgated by the Commission;

          FURTHER RESOLVED, that the appropriate
     officers of the Company are hereby authorized and directed to take all actions they deem necessary or appropriate, including the payment of any necessary filing fees, to carry out the intent of the foregoing resolution.

     IN WITNESS WHEREOF, the undersigned Secretary of the Company has executed this Certificate this 15th day of March, 2000.




                              /S/ LAUREL L. GRAMMIG
                              _______________________________
                              Laurel L. Grammig
                              Secretary